                                                                     EXHIBIT 6.6

                             RESTRUCTURE AGREEMENT
                             ---------------------

     THIS RESTRUCTURE AGREEMENT ("Agreement") dated this 25th day of March, 1997 among SYMPLEX COMMUNICATIONS CORPORATION, ("BORROWER"), a Delaware corporation, with chief executive offices located at 5 Research Drive, Ann Arbor, Michigan 48103 and MICHIGAN NATIONAL BANK, a national banking association, of 27777 Inkster Road (10-60), Farmington Hills, Michigan 48333-9065, Attention: Eric Johnson ("LENDER").

                                   RECITALS:

     A. On February 19, 1997 Symplex Communications Corporation, a California corporation ("SCC"), merged into Symplex Acquisition Corporation, a Delaware corporation, pursuant to the terms of an Agreement of Merger, with a merger effective date of February 28, 1997 (the "Merger Date"). At the same time Symplex Acquisition Corporation changed its name to Symplex Communications Corporation. The term "Borrower" in this Agreement shall mean SCC when referring to events prior to the Merger Date, and shall mean the Borrower defined above (the surviving entity) for events on and after the Merger Date.

     B. On December 9, 1994 Borrower executed and delivered to Lender a certain Business Loan Agreement ("Loan Agreement") and Addendum to Loan Agreement ("Addendum").

     C. The Loan Agreement and Addendum set forth the terms and conditions under which Lender extended to Borrower a Line of Credit loan in the original principal amount of $4,000,000.00. The Loan Agreement and Addendum were amended on December 15, 1995 to provide for, among other things, a reduction in the line of credit to $2,500,000.00. The Loan Agreement and Addendum were further amended on April 3, 1996 by a Second Amendment of Business Loan Agreement to, among other things, extend the maturity date to June 1, 1996. Contemporaneous with the execution of the Second Amendment of Business Loan Agreement, the Borrower executed an Amended And Restated Promissory Note in the amount of $1,250,000.00, dated April 3, 1996, effective April 1, 1996, with a Due Date of June 1, 1996. The Second Amendment of Business Loan Agreement was further amended on June 17, 1996 by an Extension Agreement to, among other things, extend the maturity date to September 1, 1996. Contemporaneous with the execution of the Extension Agreement, the Borrower executed a Second Amended and Restated Line of Credit Note in the amount of $1 million, dated June 17, 1996 with a due date of September 1, 1996. Thereafter the parties entered into a Second Extension Agreement on November 7, 1996. Pursuant to the Second Extension Agreement, Borrower executed and delivered to Lender a Third Amended And Restated Line Of Credit Note (the "Restated Line of Credit Note"). The Restated Line Of Credit Note matured on January 1, 1997.

     D. The Restated Line of Credit Note is secured by properly perfected security interest in all of the personal property assets of Borrower pursuant to a Security Agreement dated December 9, 1994.

     E. As of March 25, 1997, there is due and owing Lender from Borrower the following, the Grand Total of which together with interest, expenses and fees accrued and unpaid through closing of this Agreement, will be referred to hereinafter as the "Indebtedness":


RESTATED LINE OF CREDIT NOTE         Principal         $1,000,000.00

                                     Interest          $   23,631.94
                                                       -------------

                                     GRAND TOTAL       $1,023,631.94

     F. Borrower and Lender have agreed to restructure the Indebtedness under the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the above recitals of fact (which recitals are incorporated as covenants of the parties hereto) and the several promises and agreements hereinafter set forth, Borrower and Lender agree as follows:

                             AGREEMENTS OF BORROWER
                             ----------------------

     1.   Affirmation of Indebtedness.  Borrower acknowledges and agrees that
          ---------------------------
the obligations under the Restated Line of Credit Note have matured and that the Indebtedness is accurately and correctly stated in the above recitals.

     2.   Release and Waiver.  Borrower acknowledges and agrees that it has no
          ------------------
defense to the full and timely payment of the Indebtedness and has no offsets thereto, nor claims of any kind against Lender. Borrower on its behalf and on behalf of its respective successors and assigns, representatives and heirs, as the case may be, hereby releases and forever discharges Lender and its shareholders, officers, successors, employees, attorneys and affiliated entities of and from any and all manner of claims, actions, causes of action, suits, damages and demands whatsoever, at law or in equity, arising out of or relating in any manner to the loans which are the subject matter of this Agreement, including the above referenced loan documents, the Restated Line of Credit Note and any and all documents, negotiations and other matters relating thereto, and arising out of or relating in any manner to the business relationships between Borrower and Lender, as Borrower now has or may ever have, as of the date of this Agreement.

     3.   Repayment of Indebtedness.  Borrower agrees to pay the interest
          -------------------------
component of the Indebtedness at closing of this Agreement, together with attorney fees of $770.00 and a restructure fee of $20,000.00.

          Borrower agrees to repay the principal component of the Indebtedness pursuant to a Business Loan Agreement executed with this Agreement.

     4.   Reaffirmation of Prior Agreements.  Borrower acknowledges and
          ---------------------------------
reaffirms the terms and conditions of all security interests previously granted to Lender and agrees they shall continue to secure all of the present Indebtedness and as restructured herein. Borrower agrees to execute any additional documentation deemed necessary by Lender to effectuate the provisions of this Agreement.

                             AGREEMENTS OF LENDER
                             --------------------

     5.   Restructure.  In consideration of the agreements and undertakings of
          -----------
Borrower set forth above and in reliance thereon, Lender hereby consents and agrees to accept repayment as provided herein.

                               MUTUAL AGREEMENTS
                               -----------------

     6.   Entire Agreement.  Borrower and Lender each agree with the other that
          ----------------
this Agreement, the security documents and any documents executed in connection therewith or referenced therein, constitute the entire agreements made by and between the parties, and no other agreements, either written or oral, express or implied, have been made and entered into or agreed to between the parties. The parties also agree, each with the other, that the agreements between the parties may be modified or amended only by subsequent written agreement executed by all of the parties hereto.

     7.   Jury Trial Waiver.  Borrower and Lender acknowledge that the right to
          -----------------
trial by jury is a constitutional right, but that this right may be waived. Lender and Borrower each hereby knowingly, voluntarily and without coercion, waive all rights to a trial by jury of all disputes arising out of or in relation to this Agreement or any other agreements between the parties. No party shall be deemed to have relinquished this waiver of jury trial unless such relinquishment is in a written instrument signed by the party to which such relinquishment will be charged.

     8.   Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

WITNESSES:                          BORROWER

                                    SYMPLEX COMMUNICATIONS
                                       CORPORATION
                                    a Delaware corporation


  /s/ Constance L. Brown            By: /s/ Thomas Radigan
 -------------------------          ------------------------------

      [Illegible]                         Its:  CFO
--------------------------                    --------------------

                                    LENDER

                                    MICHIGAN NATIONAL BANK,
                                    a national banking association


 /s/ L. Susan Hayward               By:   [Illegible]
-------------------------              ----------------------------------

 [Illegible]                                Its:  CAM
-------------------------                   -----------------------------